Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Radiant Logistics, Inc. on Form S-3 of our report dated April 24, 2015 relating to the December 31, 2014 financial statements of Wheels Group Inc. appearing in Radiant Logistics Current Report on Form 8-K/A dated April 27, 2015, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants, Chartered Accountants

Licensed Public Accountants

Toronto, Ontario

May 1, 2015